SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Event Reported):
July 16, 2001

TELIGENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-23387	54-18665620

(Commission File Number)	(IRS Employer Identification No.)

8065 Leesburg Pike
Suite 400
Vienna, Virginia 22182
(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code (703) 762-5100

Item 5.  Other Events

On May 21, 2001, Teligent, Inc., a Delaware corporation (the “Company”), and all of its domestic subsidiaries, filed voluntary petitions for protection under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

Pursuant to Bankruptcy Rule 2015 and the United States Trustee’s Operating Guidelines and Reporting Requirements for Chapter 11 cases, the Company is obligated to file monthly operating reports with the Bankruptcy Court. The Company’s unconsolidated, unaudited monthly operating report for the period from May 21, 2001 to June 30, 2001 (the “Operating Report”) is filed as Exhibit 99.1 hereto and incorporated by reference herein.

The Company cautions readers not to place undue reliance upon the information contained in the Operating Report since it contains unaudited information, and is in a format prescribed by the applicable bankruptcy laws. There can be no assurance that the Operating Report is complete. The Operating Report also contains information for periods that may be shorter or otherwise different from those contained in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Moreover, the Operating Report and other communications from the Company may include forward-looking statements subject to various assumptions regarding the Company’s operating performance that may not be realized and are subject to significant business, economic and competitive uncertainties and contingencies many of which are beyond the Company’s control. Consequently such matters should not be regarded as a representation or warranty by the Company that such matters will be realized or are indicative of the Company’s financial condition or operating results for future periods. Actual results for such periods may differ materially from the information contained in the Operating Report and the Company undertakes no obligation to update or revise the Operating Report.

The Company's working capital for the operation of its business is derived from cash from operations and borrowings from the lenders under the Credit Agreement dated as of July 2, 1998 (the "Prepetition Lenders"), under the terms and conditions of the Final Order (I) Authorizing the Use of Lenders' Cash Collateral and (II) Granting Adequate Protection Pursuant to 11 U.S.C. Sections 361 and 363 (the "Cash Collateral Order"). The Cash Collateral Order authorizes the Company to utilize cash pursuant to periodic budgets prepared by the Company and approved by the Prepetition Lenders in their sole discretion. The current budget expires on or about July 27, 2001 and a new budget will need to be approved by the Prepetition Lenders in accordance with the terms of the Cash Collateral Order. The Cash Collateral Order terminates on September 15, 2001 unless terminated earlier in accordance with its terms. If the budget expires without a new budget being approved by the Prepetition Lenders, or if the Cash Collateral Order terminates for any reason, the Company would lack sufficient liquidity to operate its business as a going concern.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c) Exhibits

99.1	Unconsolidated, Unaudited Monthly Operating Report for the period from May 21, 2001 to June 30, 2001.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIGENT, INC.

Dated:	July 18, 2001	By: /s/ Norman Klugman

Name: Norman Klugman Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unconsolidated, Unaudited Monthly Operating Report for the period from May 21, 2001 to June 30, 2001.